Table of Contents

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2001

Valley Community Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	000-30447	91-1913479

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identi- fication Number)

1307 East Main, Puyallup, Washington 98372

(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: (253) 848-2316

TABLE OF CONTENTS

ITEM 5. Other Events
ITEM 7. Exhibits
SIGNATURES
EXHIBIT 99

ITEM 5. Other Events

     On October 17, 2001, the Board of Directors of Valley Community Bancshares, Inc. (the “Company”) adopted a plan to repurchase up to $1,000,000 worth of its common shares.

     On October 22, 2001, the Company reported its earnings for the third quarter of 2001 which totaled $526,000, or $0.46 per diluted share compared to $374,000, or $0.32 per diluted share for the second quarter of 2001. Earnings for the third quarter ended September 30, 2000 totaled $434,000, or $0.38 per diluted share. Earnings for the first nine months ended September 30, 2001 totaled $1,269,000, or $1.10 per diluted share compared to $1,216,000, or $1.05 per diluted share during the first nine months ended September 30, 2000.

ITEM 7. Exhibits

99 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: October 23, 2001.

VALLEY COMMUNITY BANCSHARES, INC.

By: /s/ David H. Brown

David H. Brown President and Chief Executive Officer

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